AMENDMENT NO. 2 TO
             SOFTWARE ACCEPTANCE DISTRIBUTION AGREEMENT NO. LFM003D
                                     BETWEEN
                            LUCENT TECHNOLOGIES INC.
                                       AND
                          SPANLINK COMMUNICATIONS, INC.


Lucent Technologies Inc. ("Lucent") and Spanlink Communications, Inc. ("Spanlink") agree that this Addendum supplements, and to the extent it differs, amends the above referenced Software Acceptance and Distribution Agreement ("Agreement").

ARTICLE 1 - RECITALS

WHEREAS, Spanlink has purchased all rights and title to the FastCall(R) product ("FastCall") from Aurora Systems; and

WHEREAS, Spanlink has the right to license FastCall to Lucent for distribution and sub-licensing by Lucent; and

WHEREAS, Lucent desires to distribute and sub-license FastCall under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions set forth in this Addendum, the parties agree as follows:

ARTICLE 2 - TERM

This Addendum shall be effective on the later of the dates upon which duly authorized representatives of the parties sign this Addendum. The term of this Addendum shall coincide with the remaining term of the Agreement and any renewals thereof as set forth in ARTICLE 16 of the Agreement unless the parties mutually agree otherwise.

ARTICLE 3 - ADDITION OF FASTCALL TO AGREEMENT

The parties hereby agree that the term PRODUCT in the Agreement shall, as of the effective date of this Addendum, include FastCall and all applicable documentation, support materials, and training materials. Unless expressly stated in this Addendum, all terms and conditions applicable to PRODUCTS in the Agreement shall apply to FastCall as if originally set forth therein.

ARTICLE 4 - EXHIBITS

Exhibits A, B, C, and D of the Agreement are hereby supplemented with Exhibits A1, B1, C1, and D1, respectively, to incorporate FastCall related terms and conditions. Exhibits A, B, C, and D shall continue to apply to all PRODUCTs except FastCall.

ARTICLE 5 - REPRESENTATION AND WARRANTIES

Spanlink hereby represents and warrants to Lucent that it has full, unrestricted title and interest in the FastCall software and that it has the unrestricted right to grant Lucent a non-exclusive worldwide right and license to use, demonstrate, market, sub-license, and distribute copies of FastCall in object code form. Except as set forth below, all other warranties and the indemnifications set forth in the Agreement applicable to PRODUCTs shall also apply to FastCall.

The PRODUCT warranties set forth in ARTICLE 13 of the Agreement shall apply to FastCall for a period of one (1) year after FastCall is installed at Lucent's customer site instead of the ninety (90) days set forth therein.

ARTICLE 6 - ESCROW

Within thirty (30) days of the effective date of this Addendum, Spanlink shall deposit the Source Code for FastCall into escrow pursuant to ARTICLE 6(A) and Exhibit E of the Agreement.

ARTICLE 7 - PAYMENTS

All payments due to SPANLINK under this Agreement shall be made on a monthly basis within thirty (30) days from the date of the end of the month in which the PRODUCT was shipped by LUCENT or a LUCENT AFFILIATE.

All other terms and conditions of the Agreement remained unchanged.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Software Acceptance and Distribution Agreement No. LFM003D.


Spanlink Communications, Inc.        Lucent Technologies Inc.


By:     /s/ Brett Shockley           By:    /s/ Kimberley A. Leitner

Name:    Brett Shockley              Name:   Kimberley A. Leitner, C.P.M.
(print)                                  (print)

Title:   CEO                         Title:  OEM Sourcing Manager

Date:    8/6/98                      Date:   August 6, 1998

                                   EXHIBIT A1
                   FASTCALL PRODUCTS TO BE DELIVERED TO LUCENT

Exhibit A of the Agreement is hereby supplemented specifically in connection with FastCall as follows:

1.       DEFINITIONS

(a) EXISTING PRODUCT. The Term "EXISTING PRODUCT" means the most current version of FastCall, or any portion thereof, as of the effective date of this Addendum. The current version of FastCall for Passageway Telephone Services is FastCall
2.03. The current version of FastCall for Definity Direct Connection is FastCall 2.1.

(b) NEW VERSION. The term "NEW VERSION" means any modification of a MODIFIED PRODUCT for which SPANLINK, in its sole discretion, changes the number to the left of the first decimal point in SPANLINK's version number of the PRODUCT (e.g., a change from versions 3.10.01 to 4.0).

(c) UPDATE. The term "UPDATE" means any modification of a PRODUCT for which SPANLINK, in its sole discretion, changes a number to the right of the first decimal point in the SPANLINK version number of the PRODUCT (e.g., a change from version 3.10 to 3.30).

2.       OPERATING ENVIRONMENT

The CURRENT PRODUCT shall run on the most current version of Microsoft Windows NT, Windows NT 4.0, Windows 95 and Windows 3.1.

3.       DELIVERABLE ITEMS

For each PRODUCT, SPANLINK shall deliver:

(1) Object code (including relinkable object code) that operates on a 486/Pentium personal computer running the operating systems in section 2.

(2) User documentation, in electronic form, Adobe Framemaker format adhering to the Lucent Style Guide.

(3)      Source Code subject to Exhibit E - ESCROW AGREEMENT

SPANLINK further agrees to deliver on an as needed basis:

(1)      Training as described in EXHIBIT C1:  TRAINING DELIVERABLES - FASTCALL

(2) Technical support services as described in EXHIBIT D1: TECHNICAL SUPPORT - FASTCALL

4.       ACCEPTANCE

The EXISTING PRODUCT has been accepted by LUCENT.

NEW VERSIONS and UPDATES will be deemed acceptable if the software meets the following criteria:

(a)      Performs according to the most current user documentation.

(b) Operates on the Windows NT and Windows 95 operating systems and passes LUCENT's certification test program.

(c)      Terms and conditions of acceptance are governed by ARTICLE 10 -
         ACCEPTANCE

5.       SOFTWARE MEDIA FORMAT

Golden Master Diskette(s) on 3.5 inch removable medium.

                                   EXHIBIT C1
                        TRAINING DELIVERABLES - FASTCALL

Exhibit C of the Agreement is hereby supplemented specifically in connection with FastCall s follows:

SPANLINK shall make available to LUCENT, at no charge, three forms of training courses from which LUCENT may select 3 sessions per year (with each session accommodating up to twenty-five (25) students) in any mix from the following:

(1) Account Executive Sales Training: Demonstration training for LUCENT Account Executives. This training is expected to include, but shall not be limited to, identification of target markets, qualification of potential customers, and specific sales advice.

(2) Service Support Training: Supplier to provide to LUCENT support organizations (including SDSC, NSAC, TSC, ITAG and others as the develop) product training on the FastCall family of products. This training to include: overall product familiarization (how it works, how do I ...), installation and testing, support, debugging and escalation procedures. The above training is to be provided initially and ongoing as product and personnel needs require. There is to be no charge for any of this training. Training beyond the scope mentioned above is to be negotiated between the parties. This training is intended to prepare the LUCENT Technical staff to support questions from LUCENT's end user hotline. It should contain all of the information made available under end user training and include specific materials, such as the answers to the most frequent questions asked by end users, directed to end user support.

(3) Technical Training: For technical instruction in the use and operational technical support of the product.

It is understood that LUCENT may request and Spanlink shall provide "train the trainer" courses as part of the above-mentioned courses at no charge to LUCENT. The intent of these courses is to teach LUCENT personnel to train other LUCENT representatives. The selected courses will be conducted at locations and dates to be designated by LUCENT. LUCENT shall be responsible for providing the facilities and computer equipment necessary for conducting these courses.

                                   EXHIBIT D1
                          TECHNICAL SUPPORT - FASTCALL

Exhibit D of the Agreement is hereby supplemented specifically in connection with FastCall as follows:

SPANLINK agrees to provide to LUCENT warranty and post-warranty technical support as follows:

1. Two (2) Designated SPANLINK employees, mutually agreeable to both SPANLINK and LUCENT, to act as the points of contact via a telephone line between SPANLINK and LUCENT support personnel for problem related identification and resolution.

         These designated employees will:

         o Act as subject matter experts and/or have direct personal access to subject matter experts on FastCall and its execution.

         o Track and log the nature, severity and originator of all troubles or requests for information from LUCENT support personnel and to assure the timely response to LUCENT requests. LUCENT will have access to the log at any time.

         o Provide to LUCENT Product Management monthly status reports of technical support, product enhancements and future product plans.

         o Be immediately available to respond to LUCENT support calls between 7:00 a.m. and 6:30 p.m. Central Standard Time.

         o Upon LUCENT's request, have a designated employee accompany LUCENT personnel on visits to other LUCENT locations or LUCENT customer locations to assist and consult on troubles subject to reasonable advance notice, payment or reasonable travel and materials expenses. Any training related activities will be according to the criteria set forth in Exhibit C1.

2. If a PRODUCT error of severity level 1 or 2 is discovered by LUCENT during the warranty period and notification of such is given to SPANLINK, SPANLINK agrees to use its best effort, at its own expense, to promptly eliminate such error and provide the fix and/or workaround to LUCENT support personnel.

         o A severity level 1 error is classified by LUCENT as one which significantly impacts use. SPANLINK shall use its best efforts to eliminate a severity level 1 error within three (3) days after notification thereof. SPANLINK agrees to initiate a verbal report to LUCENT every twenty-four (24) hours that a severity level 1 error is outstanding.

         o A severity level 2 error is any error causing the PRODUCT to give incorrect results per SPANLINK's user documentation. SPANLINK shall use its best efforts to eliminate the severity level 2 error within thirty (30) days after written notification thereof.

         A severity level 1 or 2 error is not considered resolved until both SPANLINK and LUCENT agree that it is resolved.

3. SPANLINK agrees to also provide at no charge to LUCENT during the term of this Addendum, the following support services for the PRODUCT: prompt verbal and written communications detailing operational instructions; problem reporting and technical advice including diagnosis via remote diagnostic techniques of problems experienced by LUCENT in the use of PRODUCT; and the furnishing of required fixes and/or workarounds. SPANLINK shall also furnish installation support consultation at the rate of one hundred dollars ($100) per hour. At LUCENT's request, SPANLINK agrees to make available to LUCENT such other support services as may be made available by SPANLINK to its licensees of the PRODUCT upon similar terms and conditions (including but not limited to applicable charges, if any) or as otherwise agreed upon between SPANLINK and LUCENT.

4. SPANLINK agrees to make available to LUCENT, at no charge, as published during the term of this Addendum, software and documentation that correct reproducible errors or problems discovered by SPANLINK in the CURRENT PRODUCT, NEW VERSION, and UPDATES in the form supplied to LUCENT by SPANLINK under this Addendum.

5. SPANLINK shall provide LUCENT with training on a technical level sufficient to permit LUCENT to integrate NEW VERSIONS or UPDATES to the PRODUCT.

6. If requested by LUCENT, SPANLINK agrees to use its best efforts with LUCENT to provide integrated support to LUCENT customers of PRODUCT. Integrated support is defined as understanding and diagnosing a customer problem related to a system of hardware, communications facilities, system software and application software to the point where the trouble is positively isolated to a particular element of the system, rather than only to the point where some elements of the system are identified as not causing the problem.

7. SPANLINK agrees to serve as Tier IV support for CURRENT PRODUCT - in both keystroke macro and Dynamic Data Exchange (DDE) implementations. Compensation for providing Tier IV support is included in the PRODUCT royalty rate, as shown in Exhibit B1.

         Tier IV support is defined as providing bug fixes to the PRODUCT, and to accept escalated trouble tickets from the LUCENT TSO to the SPANLINK TSO. In the case of DDE integration, SPANLINK will ensure the specified and documented DDE functionality within PRODUCT. If customer problems arise due to a PRODUCT bug, SPANLINK will assume responsibility for resolution. If customer problems are not due to a bug in the FastCall software (e.g., in the LUCENT DDE integration), LUCENT will be responsible for resolution. However, SPANLINK will offer LUCENT an "Enhanced DDE Service" (see point 8 below).

8. SPANLINK agrees to offer LUCENT "Enhanced DDE Services" for PRODUCT on a time and materials (T&M) basis. Enhanced DDE Services are defined as a Spanlink Professional Services offering that provides either remote or on-site integration of the PRODUCT with a customer's existing application using Microsoft's DDE commands and scripts. This service will be marketed directly by Spanlink Communications, and will be available through Lucent Technologies to Lucent customers. The Enhanced DDE Services offer will be offered at the T&M rate of $250 per hour.

         Enhanced DDE Services will not be covered under the Tier IV product support terms outlined in point 7 above. This service requires that SPANLINK receive a copy of the customer's application software (with which PRODUCT is integrated via DDE), as well as a copy of the LUCENT DDE integration software. SPANLINK assume responsibilities for problem resolution, and communication of such resolution to the LUCENT TSO and the customer.

9. SPANLINK agrees to provide post-warranty support to LUCENT for the current and two (2) last releases of the PRODUCT.